Exhibit 99.6


                               CASH ELECTION FORM
         TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK
                            OF LA QUINTA INNS, INC.


     This Cash Election Form is to accompany certificates representing shares of La Quinta Inns, Inc. ("La Quinta") common stock, par value $0.10 per share (the "Shares" or "La Quinta Common Stock") when submitted pursuant to an election to receive $26.00 in cash per share of La Quinta Common Stock (the "Cash Election") in connection with the merger of La Quinta with and into

                             MEDITRUST CORPORATION

                            The Exchange Agent is:
                               BankBoston, N.A.
                 Exchange Agent Address & Mailing Instructions



By Mail via the                      By Overnight Courier
enclosed envelope:                   or Express Mail:                By Hand:
BankBoston, N.A.                     BankBoston, N.A.                Securities Transfer & Reporting
Corporate Agency                     Corporate Agency                 Services
 and Reorganization                   and Reorganization             STARS
Post Office Box 8029                 150 Royall Street               55 Broadway--3rd Floor
Boston, Massachusetts 02266-8029     Canton, Massachusetts 02021     New York, New York
                                     Tel. No. (800) 730-4001         Attn: Delivery Window

     To be effective, this Cash Election Form, properly completed and signed in accordance with the accompanying instructions, together with all required documents, must be received by BankBoston, N.A. (the "Exchange Agent"), at the appropriate address as set forth below, NO LATER THAN 5:00 P.M. BOSTON TIME, ON JUNE 15, 1998. Deliveries made to addresses other than the address of the Exchange Agent will not constitute valid deliveries and the Exchange Agent will have no responsibility for them.

[ ] If any certificate(s) that you own has been lost or destroyed, check this box and see Instruction G8. Please fill out the remainder of this Cash Election Form and indicate here the number of Shares represented by lost, stolen or destroyed certificate(s): ____________ (number of Shares).


------------------------------------------------------------------------------------------------------------
 BOX A                                   DESCRIPTION OF LA QUINTA COMMON STOCK
                            To be completed only if you are making a Cash Election.
                                    (Attach additional sheets if necessary)
------------------------------------------------------------------------------------------------------------
                                                                              Number of
                                                                               Shares          Number of
                                                                           Represented by        Shares
                                                             Certificate        Each        as to which Cash
 Name and Address of Registered Holder(s)                       Number       Certificate    Election is made
------------------------------------------------------------------------------------------------------------

                                                           -------------------------------------------------

                                                           -------------------------------------------------

                                                           -------------------------------------------------

                                                           -------------------------------------------------

                                                           -------------------------------------------------
                                                            Total
                                                            Shares:
------------------------------------------------------------------------------------------------------------

     If you wish to make a Cash Election, you must complete the box on the previous page. If you intend to receive only paired shares of Meditrust Corporation common stock and Meditrust Operating Company common stock ("Paired Shares") in the merger you should not submit this Cash Election Form and you should not submit your stock certificates for exchange until you have received the letter of transmittal and instructions from the Exchange Agent which will be mailed to you after the consummation of the merger. If you do not make a valid Cash Election you will receive Paired Shares instead of cash for your La Quinta Common Stock.

     In order to make an effective election with respect to the lost certificate(s) and receive the consideration provided for in the Merger Agreement, the shareholder will be required to complete certain additional documentation and pay for an indemnity bond covering the lost certificate(s). This process can take a minimum of 10 days. It is critical that shareholders act immediately.

     In the merger, La Quinta Common Stock will be exchanged for Paired Shares or, at your election, exchanged for cash. After the merger, the La Quinta Common Stock exchanged for Paired Shares will be entitled to receive a cash earnings and profits distribution from Meditrust Corporation. The combined amount of the Paired Shares and the earnings and profits distribution is expected to be not less than $23.11 nor greater than $28.36 per share of La Quinta Common Stock. The La Quinta Common Stock exchanged for cash will receive $26 in cash. However, the total cash payable in the merger and the portion of the earnings and profits distribution payable with respect to Paired Shares issued in the merger to La Quinta shareholders is limited to approximately $521 million in the aggregate. If the total Cash Elections in the merger exceed the maximum cash available to be paid in the merger, the available cash will be prorated among La Quinta shareholders making cash elections. As a result, if you elect to exchange your Shares for cash in the merger, you will likely instead receive cash for some of your Shares and Paired Shares for the balance of your Shares.

     Please read and follow carefully the instructions below, which set forth the requirements that must be complied with in order to make an effective cash election. Nominees, trustees or other persons who hold La Quinta Common Stock in a representative capacity are directed to Instruction F(4). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and Plan of Merger dated as of January 3, 1998, as amended, by and among La Quinta, Meditrust Corporation, and Meditrust Operating Company (the "Merger Agreement").

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS


Ladies and Gentlemen:

     This Cash Election Form is being delivered in connection with the merger (the "Merger") of La Quinta with and into Meditrust Corporation ("Meditrust") pursuant to the Agreement and Plan of Merger dated as of January 3, 1998, as amended (the "Merger Agreement"), among Meditrust, Meditrust Operating Company ("Operating Company") and La Quinta.

     The undersigned, subject to the terms and conditions set forth in this Cash Election Form and the documents incorporated herein by reference, hereby,
(a) surrenders certificate(s) representing the shares of La Quinta Common Stock (the "Certificates") listed in Box A (Description of La Quinta Common Stock) and (b) elects, as indicated, upon the consummation of the Merger to have each of the shares of La Quinta Common Stock represented by the Certificates exchanged for $26.00 in cash, without interest.

     The undersigned authorizes and instructs BankBoston, N.A. as Exchange Agent, to deliver the Shares listed above and to receive on behalf of the undersigned, in exchange for the Shares represented thereby, any check for the cash to be forwarded to the undersigned.

     If the Exchange Agent has not received your properly completed Cash Election Form, accompanied by Certificates, by the Election Date (as defined in Instruction A) (unless Box E (Guaranty of Delivery) has been properly completed and such Certificates are received by the Exchange Agent by the Guaranty of Delivery Deadline), you will receive Paired Shares in the Merger.

     This Cash Election is subject to the terms and conditions which are set forth herein and in the Merger Agreement and are described in the Joint Proxy Statement/Prospectus, dated as of May 18, 1998 (the "Joint Proxy Statement/ Prospectus"), furnished to you in connection with the Merger, all of which are incorporated herein by reference. Receipt of the Joint Proxy Statement/Prospectus, including the Merger Agreement, attached as Appendix A thereto, is hereby acknowledged. Copies of the Joint Proxy Statement/Prospectus and additional copies of the Cash Election Form are available from the proxy solicitor or Exchange Agent upon request (see, Instruction G(10)).

     Although a La Quinta shareholder may elect to receive cash in exchange for La Quinta Common Stock, the total cash payable in the Merger is subject to limitation. If the total cash elections in the Merger exceed the maximum cash available to be paid in the Merger, the available cash will be prorated among La Quinta shareholders making cash elections. Consequently, there is no assurance that this Cash Election by the undersigned can be accommodated. More information about the proration of cash elections is set forth in the Merger Agreement and in the Joint Proxy Statement/ Prospectus under "What La Quinta Shareholders Will Receive in the Transaction" and "The Merger Agreement-- Transaction Consideration."

     Unless indicated in the box entitled "Special Payment Instructions," the Exchange Agent will issue any check and register any certificate for Paired Shares in the name of the registered holder(s) of the shares appearing in Box A "Description of La Quinta Shares." Similarly, unless otherwise indicated in the Box G "Special Mailing Instructions," the Exchange Agent will mail any check and any certificate for Paired Shares to the registered holder(s) of the shares at the address(es) of the registered holder(s) appearing above under "Description of La Quinta Shares." In the event that the boxes entitled "Special Payment Instructions" and "Special Mailing Instructions" are both completed, the Exchange Agent will issue any check and any certificate for Meditrust and Operating Company in the name(s) of, and mail such check and such certificate to, the person(s) so indicated.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Cash Election Form and to deliver for surrender and cancellation the above-described Certificate(s) delivered herewith and that the rights represented by the Certificate(s) are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender of the Certificate(s) surrendered herewith. All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Delivery of the Certificate(s) for surrender and cancellation may be revoked only in accordance with Instructions F(1).


-------------------------------------------------------------------------------
 BOX B         To be completed by all person(s) surrendering Certificates and executing this Cash Election Form.
-------------------------------------------------------------------------------


                                               SIGN HERE


 Name(s):                 -----------------------------------------------------
                                            (Please Print)

 Signature(s):
         [pointing hand]  -----------------------------------------------------

 Date:                                      Telephone Numbers:
                          -----------------                    ----------------


 Name(s):                 -----------------------------------------------------
                                            (Please Print)

 Signature(s):
         [pointing hand]  -----------------------------------------------------

 Date:                                      Telephone Numbers:
                          -----------------                    ----------------

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock Certificate(s) or by person(s) authorized to become registered holders by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information. (See Instruction G(5)).

Name(s):


Capacity (Full Title):


Address:


-------------------------------------------------------------------------------
                   PLEASE COMPLETE THE REMAINDER OF THIS FORM
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 BOX C     To be completed only if required by Instruction G(5).
-------------------------------------------------------------------------------

                               SIGNATURE GUARANTEE

           Your signature must be MEDALLION GUARANTEED by an eligible financial institution.

           NOTE: A NOTARIZATION BY A NOTARY PUBLIC IS NOT ACCEPTABLE.

                     FOR USE BY FINANCIAL INSTITUTION ONLY.
                    PLACE MEDALLION GUARANTEE IN SPACE BELOW.

-------------------------------------------------------------------------------


                           IMPORTANT TAX INFORMATION

     In order to ensure compliance with federal income tax requirements, each holder of Shares is requested to provide the Exchange Agent with his or her correct TIN and to certify whether he or she is subject to backup federal income tax withholding by completing and signing the Substitute Form W-9 below. (See Instruction C and accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9).



------------------------------------------------------------------------------------------------------------------------------------
BOX D1     To be completed by all shareholders making a cash election.
------------------------------------------------------------------------------------------------------------------------------------
                             PAYOR: BANKBOSTON, N.A.
------------------------------------------------------------------------------------------------------------------------------------
                                            Part I: PLEASE PROVIDE YOUR TIN
                                            IN THE BOX AT RIGHT AND                        ------------------------------------
                                            CERTIFY BY SIGNING AND DATING                  Social Security Number
                                            BELOW                                          OR
                                                                                           Employer Identification Number
                                                                                           (If awaiting TIN, write "Applied For"
SUBSTITUTE                                                                                 and check the box in Part III)
Form W-9                                    ----------------------------------------------------------------------------------------
Department of the Treasury                  Part II: Check the box if you are not subject to backup withholding because (1) you have
Internal Revenue Service                    not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. [ ]
Payer's Request for Taxpayer
Identification Number (TIN)                 ----------------------------------------------------------------------------------------
                                            Certification--Under penalties of perjury,     Part III: Awaiting TIN
                                            I certify that the information provided on
                                            this form is true, correct and complete.
                                            Signature: ___________________
                                            Date: ________________________

------------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM W-9 MAY RESULT IN BACKUP
      WITHHOLDING OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE
      MERGER.

--------------------------------------------------------------------------------
BOX D2              To be completed by all shareholders who are
        making a cash election but do not have a Taxpayer Identification Number.
--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of any cash payment made to me will be withheld, but that such amount will be refunded to me if I then provide a Taxpayer Identification Number within sixty
(60) days.

Signature:                                     Date:
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
BOX E      To be used only if Certificates are not surrendered herewith. (See Instruction A)
--------------------------------------------------------------------------------------------

                              GUARANTY OF DELIVERY

     The undersigned (check appropriate boxes below) guarantees to deliver to the Exchange Agent, at the appropriate address set forth above, the Certificates for shares of La Quinta Common Stock as to which a Cash Election has been made pursuant to this Cash Election Form no later than 5:00 p.m., Boston time, on the third NYSE trading day after the execution of this Guaranty of Delivery.

[ ] A member of a registered national               Firm:
    securities exchange                             Authorized Signature:

[ ] A member of the National Association of         Address:
    Securities Dealers, Inc.

[ ] A commercial bank or trust company in           Telephone Number:
    the United States
--------------------------------------------------------------------------------------------

                   SPECIAL PAYMENT AND MAILING INSTRUCTIONS

     The undersigned understands that the check issued as payment in cash (such checks being referred to herein as "Payment Checks") with respect to the La Quinta Common Stock surrendered will be issued in the same name(s) as the Certificate(s) surrendered and will be mailed to the address of the registered holder(s) indicated above, unless otherwise indicated in Box F or Box G below. If Box F is completed, the signature of the undersigned must be guaranteed as set forth in Instruction G(5). (See Box C.)

-----------------------------------------------------------------------------------------------
BOX F                 To be completed only if the Payment Check(s) is (are) to be issued in the name(s) of someone other than the registered holder(s) set forth above.
                    Signature must be guaranteed. (See Box C and Instruction G(5)).
-----------------------------------------------------------------------------------------------
                                  SPECIAL PAYMENT INSTRUCTIONS
Name:

Address:

Social Security Number or
  Employment Identification Number:
-----------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 BOX G      To be completed only if the Payment Check(s) is (are) to be issued to the registered holder(s) and mailed to an address other than that of the registered holder(s) set forth above. (See Instruction G(7)).
--------------------------------------------------------------------------------

                         SPECIAL MAILING INSTRUCTIONS

Address:




--------------------------------------------------------------------------------

                                 INSTRUCTIONS

     This Cash Election Form should be properly completed, dated, signed, separated and delivered, together with all Certificates representing La Quinta Common Stock currently held by you as to which a Cash Election has been made (unless a guaranty of delivery is properly completed in Box E in accordance with Instruction A), to the Exchange Agent at the appropriate address set forth on the front of this Cash Election Form by the Election Date (as defined below). Please read and follow carefully the instructions regarding completion of this Cash Election Form set forth below. If you have any questions concerning this Cash Election Form or require any information or assistance, see Instruction G(10).

     IF YOU INTEND TO RECEIVE ONLY PAIRED SHARES IN THE MERGER YOU SHOULD NOT SUBMIT THIS CASH ELECTION FORM AND YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT WHICH WILL BE MAILED AFTER THE CONSUMMATION OF THE MERGER.


A. ELECTION DEADLINE

     In order for a Cash Election to be effective, the Exchange Agent must receive a properly completed Cash Election Form, accompanied by all Certificates representing La Quinta Common Stock currently held by you as to which a Cash Election has been made, NO LATER THAN 5:00 P.M., BOSTON TIME, ON JUNE 15, 1998 (the "Election Date").

     Shareholders whose Certificates are not immediately available may also make a Cash Election by completing this Cash Election Form and having Box E (Guaranty of Delivery) properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the Certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m., Boston time, on the third NYSE trading day after the date of execution of the Guaranty of Delivery (the "Guaranty of Delivery Deadline")).

     IF THE EXCHANGE AGENT HAS NOT RECEIVED YOUR PROPERLY COMPLETED CASH ELECTION FORM, ACCOMPANIED BY THE CERTIFICATES AS TO WHICH A CASH ELECTION HAS BEEN MADE, BY THE ELECTION DATE (UNLESS BOX E (GUARANTY OF DELIVERY) HAS BEEN PROPERLY COMPLETED AND SUCH CERTIFICATES ARE RECEIVED BY THE EXCHANGE AGENT BY THE GUARANTY OF DELIVERY DEADLINE), YOU WILL RECEIVE PAIRED SHARES IN THE MERGER.

     For instructions regarding changes or revocations of Cash Elections and the time in which such changes or revocations can be made, see Instructions F(1) and F(2) below.


B. CASH ELECTION

     This Cash Election Form permits you to make a Cash Election, and upon consummation of the Merger to have each of the shares of La Quinta Common Stock as to which a Cash Election has been made exchanged for $26.00 in cash (subject to proration as described therein).

     You should understand that your Cash Election is subject to certain terms and conditions that are set forth in the Cash Election Form and in the Merger Agreement and are described in the Joint Proxy Statement/Prospectus. The Merger Agreement is included as Appendix A to the Joint Proxy Statement/Prospectus. Copies of the Joint Proxy Statement/Prospectus may be requested from the Exchange Agent or proxy solicitor at the phone numbers set forth on page one or in Instruction G(10), respectively. The delivery of this Cash Election Form to the Exchange Agent constitutes acknowledgment of the receipt of the Joint Proxy Statement/Prospectus. YOU ARE STRONGLY ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND TO DISCUSS ITS CONTENTS, THE MERGER AND THIS CASH ELECTION FORM WITH YOUR PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHETHER TO ELECT TO RECEIVE CASH. THE TAX CONSEQUENCES TO YOU WILL VARY DEPENDING UPON SEVERAL FACTORS. FOR MORE INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF A CASH ELECTION, SEE "FEDERAL INCOME TAX CONSIDERATIONS" IN THE JOINT PROXY STATEMENT/PROSPECTUS.

C. DELIVERY OF ADDITIONAL SHARES

     Although it is not required, you may deliver to the Exchange Agent, together with a properly completed Cash Election Form, Certificates representing all La Quinta Common Stock currently held by you or representing less than all La Quinta Common Stock held by you but in addition to the shares as to which you have made a Cash Election. In the event you deliver to the Exchange Agent Certificates representing La Quinta Common Stock in addition to the shares of La Quinta Common Stock as to which a Cash Election has been made, the Exchange Agent shall hold such additional shares on your behalf pending approval of the Merger. Following approval of the Merger, upon receipt by the Exchange Agent of a duly executed Letter of Transmittal completed in accordance with the instructions thereto, you will receive: (i) a certificate representing the number of whole Paired Shares to which you are entitled; (ii) a check representing the amount payable to you with respect to your Cash Election ("Payment Check"); and (iii) a check for the amount of cash in lieu of any fractional Paired Shares, if applicable. If the Merger is not approved or consummated, your certificates will be returned to you.


D. RECEIPT OF PAIRED SHARES

     IF YOU WISH TO RECEIVE ONLY PAIRED SHARES IN THE MERGER YOU SHOULD NOT SUBMIT THIS CASH ELECTION FORM AND YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT WHICH WILL BE MAILED AFTER THE CONSUMMATION OF THE MERGER.


E. FAILURE TO MAKE EFFECTIVE CASH ELECTION

     If you have failed to make an effective Cash Election, or if your Election is deemed by the Exchange Agent to be defective in any way, or if your Cash Election Form is not accompanied by Certificates representing at least the number of shares of La Quinta Common Stock as to which a Cash Election has been made (unless Box E (Guaranty of Delivery) has been properly completed and such Certificates are received by the Exchange Agent by the Guaranty of Delivery deadline), you will receive Paired Shares in the Merger.


F. SPECIAL CONDITIONS

     (1) Revocation of Election. An election may be revoked by the person or persons making such election by a written notice signed and dated by such person or persons and received by the Exchange Agent prior to the Election Date, identifying the name of the registered holder of the La Quinta Common Stock subject to such Cash Election and the certificate numbers shown on the Certificates representing such La Quinta Common Stock. Any person or persons who have effectively revoked a Cash Election may, by a signed and dated written notice to the Exchange Agent, request the return of the Certificates submitted to the Exchange Agent and such Certificates will be returned to such person or persons (at the Shareholder's risk) within five business days of receipt of such request.

     (2) Nullification of Cash Election. All Cash Election Forms will be void and of no effect if the Merger is not consummated, and Certificates submitted therewith will be promptly returned to the persons submitting the same.

     (3) Election Subject to Proration. All Cash Elections are subject to the terms and conditions set forth herein, in the Merger Agreement and described in the Joint Proxy Statement/Prospectus under the sections "The Merger Agreement--Cash Election Procedure" and "--Exchange of La Quinta Certificates" and to the other terms and conditions set forth herein, including the documents incorporated herein by reference. Cash Elections are subject to proration among shareholders of La Quinta making Cash Elections based on the respective number of shares of La Quinta Common Stock as to which Cash Elections have been made. For more information regarding proration see "The Merger Agreement--Transaction Consideration" in the Joint Proxy Statement/Prospectus.

     (4) Shares Held by Nominees, Trustees and other Representatives. Holders of record of shares of La Quinta Common Stock who hold such shares as nominees, trustees or in other representative or fiduciary capacities (a "Representative") may submit one or more Cash Election Forms covering the aggregate number of shares of La Quinta Common Stock held by such Representative for the beneficial owners for whom the Representative is making a Cash Election, provided that such Representative certifies that it holds for each beneficial owner at least that number of shares of La Quinta Common Stock as to which a Cash Election is being made. Any Representative who makes a Cash Election may be required to provide the Exchange Agent with such documents and/or additional certifications, if requested, in order to satisfy the Exchange Agent that such Representative holds such shares of La Quinta Common Stock for a particular beneficial owner of such shares. If any shares held by the Representative are not covered by an effective Cash Election Form, they will be exchanged for Paired Shares.


G. GENERAL

     (1) Execution and Delivery. In order to make an effective Cash Election, you must correctly fill in the Cash Election Form. After dating and signing it, you are responsible for the delivery, accompanied by Certificates representing shares of La Quinta Common Stock as to which a Cash Election has been made, or a proper Guaranty of Delivery of such Certificates pursuant to Instruction A, to the Exchange Agent at the address set forth on the front of this Cash Election Form by the Election Date. YOU MAY CHOOSE ANY METHOD TO DELIVER THIS CASH ELECTION FORM. HOWEVER, YOU ASSUME ALL RISK OF NON-DELIVERY. IF YOU CHOOSE TO USE THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE ALL STOCK CERTIFICATES. DELIVERY OF STOCK CERTIFICATES WILL BE DEEMED EFFECTIVE AND RISK OF LOSS WITH RESPECT TO SUCH CERTIFICATES SHALL PASS ONLY WHEN SUCH CERTIFICATES ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

     (2) Signatures. Except as otherwise permitted below, you must sign this Cash Election Form exactly the way your name appears on the face of your Certificates. If the shares are owned by two or more persons, each must sign exactly as his or her name appears on the face of the Certificates. If shares of La Quinta Common Stock have been assigned by the registered owner, this Cash Election Form should be signed in exactly the same way as the name of the assignee appearing on the Certificates or transfer documents. See Instructions G(5)(a) and G(5)(b).

     (3) Notice of Defects; Resolution of Disputes. None of La Quinta, Meditrust, Operating Company or the Exchange Agent will be under any obligation to notify you or anyone else that the Exchange Agent has not received a properly completed Cash Election Form or that any Cash Election Form submitted is defective in any way.

     Any and all disputes with respect to Cash Election Forms or to Cash Elections made in respect of La Quinta Common Stock (including but not limited to matters relating to the Election Date, time limits, defects or irregularities in the surrender of any Certificate, effectiveness of any Cash Elections and computations of prorations) will be resolved by the Exchange Agent, and its decision will be conclusive and binding on all concerned. The Exchange Agent shall have the absolute right in its discretion to reject any and all Cash Election Forms and surrenders of Certificates which are deemed by it to be in improper form or to waive any immaterial irregularities in any Cash Election Form or in the surrender of any Certificate. Surrenders of Certificates will not be deemed to have been made until all defects or irregularities that have not been waived have been cured.

     (4) Issuance of Payment Check(s) to Registered Holders. The Payment Check(s) will be issued in the name of the registered holder(s) as inscribed on the surrendered Certificate(s). However, if the name is incorrect or wrong, it may be corrected by following Instruction G(5)(c) below.

     (5) Issuance of Payment Check(s) in Different Names. If the Payment Check(s) is to be issued in the name of someone other than the registered holder(s) of the surrendered Certificate(s), you must follow the guidelines below. Note that in these circumstances, you must have your signature(s) medallion guaranteed (as defined below) by an eligible guarantor institution in Box C and must complete Box F.

          (a) Endorsement and Guarantee. The Certificate(s) surrendered must be properly endorsed (or accompanied by appropriate stock power properly executed) by the registered holder(s) of such Certificate(s) to the person who is to receive the Payment Check(s). The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond with the name(s) written upon the face of the Certificate(s) in every particular and must be medallion guaranteed by an eligible guarantor institution.

          An eligible guarantor institution, as defined in Rule 17Ad-15 of the regulations of the Securities Exchange Act of 1934, as amended, means:

               (i) Banks (as that term is defined in Section 2(a) of the Federal Deposit Insurance Act);

               (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers (as those terms are defined under the Securities Exchange Act of 1934);

               (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act);

               (iv) National securities exchanges, registered securities associations and clearing agencies (as those terms are used under the Securities Exchange Act of 1934); and

               (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act).

          (b) Transferee Signature. The Cash Election Form must be signed by the transferee or assignee or his or her agent, and should not be signed by the transferor or assignor. See Box B (Sign Here). The signature of such transferee or assignee must be medallion guaranteed by an eligible guarantor institution as provided in Instruction G(5)(a).

          (c) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, the Cash Election Form should be signed, e.g., "Mary Doe, now by marriage, Mary Jones." For a correction in name the Cash Election Form should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." The signature in each case should be medallion guaranteed by an eligible guarantor institution as described in Instruction G(5)(a) above and Box E should be completed.

          You should consult your own tax advisor as to possible tax consequences resulting from the issuance of Payment Check(s) in a name different from that of the registered holder(s) of the surrendered Certificate(s).

     (6) Supporting Evidence. In case any Cash Election Form, Certificate endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted (with the Cash Election Form, surrendered Certificate(s), and/or stock powers) documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making such, execution to assign, sell or transfer the Certificate(s). Such documentary evidence of authority must be in a form satisfactory to the Exchange Agent.

     (7) Special Mailing Instructions. The Payment Check(s) will be mailed to the address of the registered holder(s) as indicated in Box A (Certificate Information) unless instructions to the contrary are given in Box G (Special Mailing Instructions).

     (8) Lost, Stolen or Destroyed Certificate(s). If your physical Certificate(s) has been lost, stolen or destroyed, please check the appropriate box on the face of this Cash Election Form and indicate the applicable number of Shares, which then should be delivered to the Exchange Agent after being otherwise properly completed and duly executed. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order to effectively surrender such lost, stolen or destroyed Certificate(s).

     In order to make an effective Cash Election with respect to the lost Certificate(s) and receive cash, you will be required to complete the additional documentation and pay for an indemnity bond covering the lost Certificate(s). The cost of this bond will be based on the value of the Shares of La Quinta Common Stock represented by the lost Certificates. IF YOU HAVE NOT COMPLETED THE CASH ELECTION FORM, COMPLIED WITH THE PROCEDURES FOR REPLACING LOST CERTIFICATES AND PAID FOR THE INDEMNITY BOND PRIOR TO THE ELECTION DEADLINE, YOU WILL BE DEEMED TO HAVE MADE NO CASH ELECTION WITH RESPECT TO SHARES OF LA QUINTA COMMON STOCK REPRESENTED BY THE LOST CERTIFICATES.

     (9) Federal Income Tax Withholding. Under federal income tax law, the Exchange Agent is required to file a report with the Internal Revenue Service disclosing any payments of cash being made to each holder of Certificates formerly representing shares of La Quinta Common Stock pursuant to the Merger Agreement. In order to avoid backup withholding of federal income tax on any cash received upon the surrender of Certificate(s), you thereof must, unless an exemption applies, provide the Exchange Agent with your correct taxpayer identification number ("TIN") or Sub-


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


stitute Form W-9, which is part of this Cash Election Form (Box D), and certify, under penalties of perjury, that such number is correct and that you are not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, a $50 penalty may be imposed by the Internal Revenue Service, and payments made for the surrender of Certificate(s) may be subject to backup withholding of 31%. In addition, if you make a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such a statement, a $500 penalty may also be imposed by the Internal Revenue Service.

     Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the Internal Revenue Service.

     The TIN that must be provided on the Substitute Form W-9 is that of the registered holder(s) of the Certificate(s) at the effective time of the Merger. The TIN for an individual is your social security number. The box in Part 3 of the Substitute Form W-9 may be checked if the person surrendering the Certificates has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 has been checked, the person surrendering the Certificate(s) must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked (and the Certificate of Awaiting Taxpayer Identification Number is completed), the Exchange Agent will withhold 31% on all cash payments with respect to surrendered Certificate(s) made prior to the time it is provided with a properly certified TIN.

     Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting Form W-8 or a substitute Form W-8, signed under penalties of perjury, certifying to such person's exempt status. A form of such statement can be obtained from the Exchange Agent. A Certificate holder should consult his or her tax advisor as to such holder's qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

     The signature and date provided on the Substitute Form W-9 will serve to verify that the TIN and withholding information provided in this Cash Election Form are true, correct and complete.

     (10) Questions and Requests for Information or Assistance. If you have any questions or need assistance to complete this Cash Election Form, please contact D.F. King & Co., Inc., Meditrust's, Operating Company's and La Quinta's joint proxy solicitor at 800-549-6746 or 212-269-5550 collect. You may also obtain additional copies of the Cash Election Form and the Joint Proxy Statement/Prospectus from D.F. King & Co., Inc. or from the Exchange Agent at the address and telephone numbers set forth on the first page of this Cash Election Form.


H. DELIVERY OF PAYMENT CHECKS

     As soon as practicable after the Merger becomes effective, the Exchange Agent will make the allocations of cash to be received by holders of La Quinta Common Stock or their designees in accordance with the terms and conditions of the Merger Agreement and this Cash Election Form. The Exchange Agent will then issue and mail you a check for any cash to which you are entitled, provided you have delivered the required Certificates for your La Quinta Common Stock in accordance with the terms and conditions herein, including the documents incorporated herein by reference.

     If you do not submit an effective Cash Election Form, the Exchange Agent will forward to you, as soon as practicable after the Merger becomes effective, a Letter of Transmittal for you to use to send in your Certificate(s) for shares of La Quinta Common Stock, containing appropriate instructions, for surrendering such Certificate(s) at that time. After the Exchange Agent receives your Certificate(s) with a properly completed Letter of Transmittal, it will issue and mail to you a certificate or certificates for the Paired Shares to which you are entitled (and, if applicable, a check in lieu of a fractional share), provided you have delivered the required Certificate(s) for your La Quinta Common Stock in accordance with the terms and conditions of the Letter of Transmittal, including the documents incorporated therein by reference.

DO NOT ENCLOSE YOUR PROXY CARD RELATING TO THE SPECIAL MEETING WITH THIS CASH ELECTION FORM. YOUR PROXY CARD SHOULD BE RETURNED IN THE POSTAGE-PAID ENVELOPE ENCLOSED WITH THE JOINT PROXY STATEMENT/PROSPECTUS FOR THAT PURPOSE.


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